UNITED STATES SECURITIES AND EXCHANGE COMMISSION

		       Washington, D. C. 20549






			    FORM 8-K



			 CURRENT REPORT

		 PURSUANT TO SECTION 13 OR 15(d)

	      OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of earliest event reported:  January 22, 2001




	     Exact name of Registrants as specified in their   IRS Employer
Commission     charters, addresses of principal executive     Identification
File Number       offices and Registrants' phone number           Number

1-8841                       FPL GROUP, INC.                    59-2449419
1-3545                FLORIDA POWER & LIGHT COMPANY             59-0247775
			 700 Universe Boulevard
		       Juno Beach, Florida 33408
			     (561) 694-4000


State or other jurisdiction of incorporation:  Florida

Item 5.  Other Events

Following is summarized financial information for FPL Group, Inc:

					 Year ended December 31,
					  2000             1999
				   (millions, except per share amounts)
Operating revenues.....................  $7,082          $6,438
Net income.............................  $  704(a)       $  697(b)
Earnings per share.....................  $ 4.14(a)       $ 4.07(b)
____________________
(a) Includes merger-related costs which reduced FPL Group's net income and earnings per share by $41 million and $.24, respectively.
(b) Includes effects of the divestiture of cable investments, impairement loss on Maine assets and settlement of litigation between FPL and FMPA which on a net basis increased FPL Group's net income by $16 million and $.09, respectively.

Following is summarized financial information for Florida Power & Light
Company:

					 Year ended December 31,
					  2000             1999
					       (millions)
Operating revenues.....................  $6,361          $6,057
Net income.............................  $  622(a)       $  591(b)
Net income available to FPL Group, Inc.  $  607(a)       $  576(b)
____________________
(a) Includes merger-related costs which reduced FPL's net income and net income available to FPL Group by $38 million.
(b) Includes effect of settlement of litigation between FPL and FMPA which reduced FPL's net income and net income available to FPL Group by $42 million.



			      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

			    FPL Group, Inc.
		    Florida Power & Light Company
			     (Registrants)


Date:  January 22, 2001
			   K. MICHAEL DAVIS
			   K. Michael Davis
      Controller and Chief Accounting Officer of FPL Group, Inc.
	    Vice President, Accounting, Controller and
      Chief Accounting Officer of Florida Power & Light Company